Exhibit 10.34

AGREEMENT, dated as of August 27, 2008, among BKF Capital Group, Inc., a Delaware corporation (the “Company”), Catalyst Fund, L.P., a Delaware limited partnership (“Catalyst”), Steven N. Bronson (“Bronson”), Harvey J. Bazaar (“Bazaar”), Marvin L. Olshan (“Olshan”), Ronald LaBow (“LaBow” and with Bazaar and Olshan, the “Current Directors”), and J. Clarke Gray (“Gray,” and with the Current Directors, the “Current Officers and Directors”).

WHEREAS, since ceasing business operations, the Company has explored numerous alternatives to maximize shareholder value, including potential business combinations, but has been unable to identify and consummate a suitable business combination, and recently determined to make a special dividend (the “Dividend”) to stockholders while continuing to seek business combinations on a smaller scale and/or other strategic alternatives for the Company;

WHEREAS, the Company and its Board of Directors and management have made significant efforts to date to reduce the Company’s expenses and its liabilities and obligations;

WHEREAS, Catalyst has acquired approximately 47.5% of the issued and outstanding shares of the Company, and has disclosed that, among other things, it may make further purchases of shares of the Company;

WHEREAS, under Section 1.2 of the Company’s by-laws a special meeting of stockholders shall be called upon the request of the holders of at least 25% of the Company’s outstanding shares;

WHEREAS, Catalyst has informed the Company of its intention to replace all of the current members of the Company’s Board of Directors with its designees, i.e., Bronson, John A. Brunjes and Leonard Hagan (collectively, the “Catalyst Nominees”), and the parties believe that as a legal and practical matter Catalyst will be able to do so;

WHEREAS, the Company’s Board of Directors has received significant information from Catalyst and the Catalyst Nominees (and has carried out its own due diligence) respecting, among other things, the background of Catalyst and the Catalyst Nominees and the plans and proposals of Catalyst and the Catalyst Nominees regarding, among other things, further reducing the Company’s expenses on an on-going basis and continuing a search for new business opportunities for the Company, as a result of which, and on the basis of such other considerations as the Board has deemed relevant, the Board of Directors has concluded that a transition to a new management, including the election of the Catalyst Nominees to the Board of Directors of the Company in place of the Current Directors, is in the best interests of the Company and its stockholders;

WHEREAS, the parties desire to avoid the expense and disruption to the Company that a proxy contest would entail;

WHEREAS, the Current Officers and Directors, Catalyst and the Catalyst Nominees share a desire to implement protective provisions for the Company’s stockholders;

WHEREAS, the parties consequently share a mutual desire to cooperate in (a) further reducing the Company’s expenses on a forward-looking basis, (b) implementing an economical and expeditious plan to transition the Company to new management, and (c) providing the Company’s stockholders with the protective provisions set forth below which might not otherwise be available in a contested change of control; and

WHEREAS, reasonably promptly after the execution and delivery of this Agreement, the Company intends to file with the SEC and mail to its stockholders an Information Statement (the “Information Statement”) under Rule 14f-1 of the Securities Exchange Act of 1934.

NOW, THEREFORE, subject to the terms and conditions of this Agreement, and in consideration of the mutual promises and covenants stated herein and the recitals above, and for other good and valuable consideration, the parties agree as follows:

1. Election of New Directors, Etc.

(a) On or about the date 10 days after the date the Information Statement is filed with the SEC and mailed to the Company’s stockholders the Current Directors will resign from the Board of Directors, and cause the Catalyst Nominees to be elected in their stead (the date on which such resignations and elections take place being referred to as the “Effective Date”).

(b) Without limiting the other provisions of this Agreement, Catalyst and Bronson (collectively, the “Catalyst Parties”) shall take reasonable steps to cause the Catalyst Nominees from and after the Effective Date to abide by all ethics and other policies of the Company currently applicable to its directors, with such changes to such policies as may be made from time to time in a fashion not disadvantageous in any material respect to the Company’s stockholders. The Catalyst Parties recognize that such obligations under this Agreement are in addition to the fiduciary and common law duties of any director under Delaware law.

2. Protective Provisions for Stockholders. The Company and the Catalyst Parties hereby agree from and after the Effective Date to take all actions within their power to:

(a) Cause a majority of the members of the Board of Directors of the Company and all committees thereof at all times to (i) qualify as “independent directors” under the listing standards of The NASDAQ Stock Market (Marketplace Rule 4200 and any successor thereto) (regardless of whether the Company is at any such time governed by such listing standards, and treating for such purpose Catalyst and its affiliates and associates (as such terms are defined under Rule 12b-2 of the Securities Exchange Act of 1934), including without limitation Bronson and his affiliates and associates (collectively, the “Catalyst Group”) as though they were included in the Company), and (ii) without limiting the foregoing, not have any material relationship with any member of Catalyst Group that would interfere with their independence from the members of the Catalyst Group (directors meeting the criteria set forth in such clauses (i) and (ii) being herein referred to as “Independent Directors”). Catalyst hereby represents and warrants that the Catalyst Nominees other than Bronson are Independent Directors, and all parties hereto accept the Catalyst Nominees as Independent Directors. Future compliance with the provisions of this Section 2 (including without limitation the determination of whether a director or proposed director is an Independent Director) shall be made solely by the Independent Directors then in office.

(b) Cause all transactions and relationships, direct or indirect, between the Company and its subsidiaries, on the one hand, and the members of the Catalyst Group, on the other hand, or in which both the Company or its subsidiaries and/or the Company’s stockholders, on the one hand, and any members of the Catalyst Group, on the other hand, are directly or indirectly involved, including, without limitation all compensatory and financial arrangements of any nature whatsoever (“Related Party Transactions”), and all other major transactions in which the Company may hereafter engage, including without limitation the purchase or sale of businesses, financings, changes to the Company’s certificate of incorporation or by-laws, and changes to the Company’s capital structures (“Major Transactions”), to (i) in the case of Related Party Transactions, be on an arms-length basis no less favorable to the Company and its stockholders other than the members of the Catalyst Group than would be the case had they been negotiated with an unrelated third party, (ii) in the case of Related Party Transactions and Major Transactions, not have in any material respect a disproportionately adverse impact on the stockholders of the Company other than the members of the Catalyst Group in comparison to the impact on the members of the Catalyst Group (whether such impact on the members of the Catalyst Group is considered in the capacity of such members as stockholders of the Company or any other capacity), and (iii) in the case of Related Party Transactions and Major Transactions, be entered into only subsequent to receiving the unanimous approval (at a meeting of the Board of Directors duly called and held, or as otherwise permitted under applicable law and the Company’s governing documents) of the Independent Directors.

(c) The provisions of this Section 2 shall, notwithstanding anything to the contrary contained herein, terminate and cease to have force and effect on the date two years after the Effective Date, except for rights arising out of any breach of this Section 2 prior to such two-year anniversary.

3. Expense Reduction, Etc. All parties recognize that the Company and the Current Officers and Directors have made significant strides in reducing expenses and the Company’s obligations and liabilities. It is the mutual desire of all parties to further reduce the expenses on an on-gong basis, and Bazaar, Olshan and Gray are willing to contribute to such expense reduction by cooperating in the termination of their employment agreements and elimination of their options. Consequently, the parties agree as follows:

(a) At the request of Bazaar, Olshan and Gray, in order to assist in such expense reduction:

(i) The employment agreements of Bazaar and Olshan, each dated November 12, 2007 (the “Employment Agreements”), shall be terminated at the earliest time provided therein, namely, with a termination effective March 31, 2009 (the “Termination Date”). The Company shall simultaneously herewith pay in a lump sum an amount equal to all payments provided in the Employment Agreements in respect of the period through the Termination Date without offset, reduction, set-off or defense of any nature or for any reason whatsoever, except for withholding for tax and similar items on a basis similar to that which has been used for withholding prior to the date hereof, all parties hereby reaffirming that such payments and all prior compensation under the Employment Agreements are and were appropriate, in the best interests of the Company and its stockholders, and legally binding on the Company. Bazaar and Olshan shall be under no obligation to provide any services to the Company after the Effective Date, although they agree to reasonably assist the Company, in response to reasonable requests from the Company, including assistance in connection with (i) closing the Company’s office in New York City, (ii) assistance in connection with organizing for shipment by Catalyst to Catalyst’s offices the principal books and records currently located in the Company’s New York all at times and places convenient to Bazaar and Olshan in their sole discretion (with the actual shipping of such books and records, disposition of furniture and dealing with other physical aspects of the transition being the responsibility of Catalyst), in connection with the transition to new management, provided that neither Bazaar nor Olshan shall be obligated to spend more than six hours during each of the first four successive seven-day periods after the Effective Date in providing such services, or more than eight hours during each of the first five successive 30-day periods after the expiration of the last such seven-day period in providing such services, or to devote any time thereafter (except that such “six hour” and “eight hour” limitations shall not apply to clauses (i) and (ii) above).

(ii) The employment agreement of Gray, dated March 7, 2008, shall be terminated at the earliest time provided therein, namely, 60 days after the Effective Date, with Gray continuing to be employed by the Company and providing services during such 60-day period on a basis similar to that previously in effect. Gray’s benefits shall continue during such 60-day period on the same basis as heretofore. The Company shall simultaneously herewith (or at such other time on or before the Effective Date as may be specified by Gray) pay in a lump sum an amount equal to all payments provided in such employment agreement through the expiration of such 60-day period without offset, reduction, set-off or defense of any nature or for any reason whatsoever, except for withholding for tax and similar items on a basis similar to that which has been used for withholding prior to the date hereof, all parties hereby reaffirming that such payments and all prior compensation under such employment agreement are and were appropriate, in the best interests of the Company and its stockholders, and legally binding on the Company. The parties acknowledge and agree that such employment agreement shall remain in full force and effect through the expiration of such 60-day period. Gray shall be under no obligation to provide any services to the Company after the expiration of such 60-day period.

(iii) Notwithstanding anything to the contrary in this Agreement, Bazaar and Gray will cause the Company to prepare and file the Company’s 2007 federal and state tax returns.

(b) Without limiting the foregoing, each of Olshan, Bazaar and Gray hereby waives any right to any bonus under Section 4 of their respective employment agreements, Gray hereby waives any right to any bonus under Section 3 of his employment agreement and each of Olshan, Bazaar and Gray agrees that all stock options held by them in respect of the Company are hereby terminated.

4. Mutual Releases.

(a) Company and Catalyst Release. Effective the Effective Date, the Company, Catalyst and Bronson on behalf of themselves and their heirs, predecessors, successors, affiliates, assigns, attorneys and agents, and each of them (individually, each a “Company and Catalyst Releasor” and collectively, the “Company and Catalyst Releasors”) hereby release, waive and forever discharge each of the Current Officers and Directors and each of their respective heirs, predecessors, successors, affiliates, subsidiaries, assigns, members, stockholders, officers, directors, employees, attorneys and agents, including without limitation all prior officers and directors of the Company (individually, each an “Officer and Director Releasee” and collectively, the “Officer and Director Releasees”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, bonds, damages, judgments, executions, claims, obligations, costs, expenses, losses, exposures, liabilities, duties and demands whatsoever, of every name and nature (including but not limited to under the common law or federal or state securities or other laws), at law, in admiralty or equity, in contract or in tort, class action or derivative action, known or unknown (collectively “Claims”), against which any Officer and Director Releasee a Company and Catalyst Releasor ever had, now has or hereafter can, shall or may have by reason of any matter, act, omission, conduct, transaction or occurrence from the beginning of the world up to and including the Effective Date for, upon, by reason of, asserted in or arising out of, or related to, any matter whatsoever, including, but not limited to:

(i) any act or omission by any Officer and Director Releasee in his capacity as officer, director, employee or agent of the Company or in any other capacity;

(ii) any other relationship of any nature whatsoever which any Company and Catalyst Releasor may have had with any Officer and Director Releasee on or prior to the Effective Date;

(iii) the declaration and payment of the Dividend;

(iv) any Claim that the Board of Directors of the Company has failed to act in the best interests of the Company on any basis whatsoever, including without limitation any claim that the expenditures of the Company are or have been excessive; and

(v) any acts or omissions of any Officer or Director Releasee relating to any of the foregoing.

(1) The Company and Catalyst Releasors may hereafter discover facts in addition to or different from those which they know now or believe to be true with respect to the released Claims, but hereby finally and forever settle and release any and all released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, exist on or prior to the Effective Date, or heretofore have existed upon any theory of law or equity, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

(2) The Company, Catalyst and Bronson on behalf of themselves and on behalf of each other Company and Catalyst Releasor hereby represent and warrant that each Company and Catalyst Releasor is (and on the Effective Date will be) the sole and lawful owner of all right, title and interest in and to every Claim which such Company and Catalyst Releasor hereby releases, and that such Company and Catalyst Releasor has not (and on or prior to the Effective Date will not have) assigned or transferred, or purported to assign or transfer to any person, any Claims released herein. The Company, Catalyst and Bronson on behalf of themselves and on behalf of each other Company and Catalyst Releasor shall indemnify, defend and hold harmless the Officer and Director Releasees, and each of them, from and against any claims based upon or arising in connection with any such assignment or transfer. The Company, Catalyst and Bronson on behalf of themselves and on behalf of each other Company and Catalyst Releasor represents that each Company and Catalyst Releasor has not (and on the Effective Date will not have) filed any Claims in any jurisdiction against any Officer and Director Releasee regarding or relating to the matters released through this Agreement.

(3) The Company, Catalyst and Bronson on behalf of themselves and on behalf of each other Company and Catalyst Releasor expressly covenants and agrees never to institute, or participate in, any claim, action, suit, or proceeding against any Officer and Director Releasee, in any court or forum, directly or indirectly, regarding or relating to the matters released through this Agreement, and further covenants and agrees that this Agreement is a bar to any such claim, action, suit, or proceeding. In addition to any other liability that shall accrue upon the breach of this covenant, the Company, Catalyst and Bronson on behalf of themselves and on behalf of each other Company and Catalyst Releasor agrees that he or it shall indemnify and hold harmless each Officer and Director Releasee from any such claim, action, suit or proceeding, and shall be liable for all reasonable attorneys’ fees and costs incurred by each Officer and Director Releasee in defense of such claim, action, suit or proceeding.

(4) The Company, Catalyst and Bronson on behalf of themselves and on behalf of each other Company and Catalyst Releasor understands and acknowledges that this Agreement constitutes a compromise and settlement and that no action taken by any Officer and Director Releasee, either previously or in connection with this Agreement, shall be deemed or construed to be an acknowledgment or admission by any Officer and Director Releasee (express or implied) of any wrongdoing or fault whatsoever.

(b) Officer and Director Release. Effective the Effective Date, each Current Officer and Director on behalf of himself and his heirs, predecessors, successors, affiliates, assigns, attorneys and agents, and each of them, (individually, each an “Officer and Direct Releasor” and collectively, the “Officer and Director Releasors”) hereby releases, waives and forever discharges the Company, Catalyst and Bronson and their respective heirs, predecessors, successors, assigns, attorneys and agents (individually, each a “Company and Catalyst Releasee”

and collectively, the “Company and Catalyst Releasees”) from all Claims against which any Company and Catalyst Releasee an Officer and Director Releasor ever had, now has or hereafter can, shall or may have by reason of any matter, act, omission, conduct, transaction or occurrence from the beginning of the world up to and including the Effective Date for, upon, by reason of, asserted in or arising out of, or related to, any matter whatsoever, including, but not limited to:

(i) any relationship of any nature whatsoever which any Officer and Director Releasor may have had with any Company and Catalyst Releasee on or prior to the Effective Date; and

(ii) any acts or omissions of any Company and Catalyst Releasee relating to any of the foregoing.

(1) Notwithstanding anything to the contrary contained herein, the parties agree that the released Claims shall not include the matters set forth on Exhibit 1 hereto.

(2) The Officer and Director Releasors may hereafter discover facts in addition to or different from those which they know now or believe to be true with respect to the released Claims, but hereby finally and forever settle and release any and all released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, exist on or prior to the Effective Date, or heretofore have existed upon any theory of law or equity, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

(3) The Current Officers and Directors on behalf of themselves and on behalf of each other Officer and Director Releasor hereby represent and warrant that each Officer and Director Releasor is (and on the Effective Date will be) the sole and lawful owner of all right, title and interest in and to every Claim which such Officer and Director Releasor hereby releases, and that such Officer and Director Releasor has not (and on or prior to the Effective Date will not have) assigned or transferred, or purported to assign or transfer to any person, any Claims released herein. The Current Officers and Directors on behalf of themselves and on behalf of each other Officer and Director Releasor shall indemnify, defend and hold harmless the Company and Catalyst Releasees, and each of them, from and against any claims based upon or arising in connection with any such assignment or transfer. The Current Officers and Directors on behalf of themselves and on behalf of each other Officer and Director Releasor represents that each Officer and Director Releasor has not (and on the Effective Date will not have) filed any Claims in any jurisdiction against any Company and Catalyst Releasee regarding or relating to the matters released through this Agreement.

(4) The Current Officers and Directors on behalf of themselves and on behalf of each other Officer and Director Releasor expressly covenant and agree never to institute, or participate in, any claim, action, suit, or proceeding against any Company and Catalyst Releasee, in any court or forum, directly or indirectly, regarding or relating to the matters released through this Agreement, and further covenant and agree that this Agreement is a bar to any such claim, action, suit, or proceeding. In addition to any other liability that shall accrue upon the breach of this covenant, the Current Officers and Directors on behalf of themselves and on behalf of each other Officer and Director Releasor agree that they shall indemnify and hold harmless each Company and Catalyst Releasee from any such claim, action, suit or proceeding, and shall be liable for all reasonable attorneys’ fees and costs incurred by each Company and Catalyst Releasee in defense of such claim, action, suit or proceeding.

(5) The Current Officers and Directors on behalf of themselves and on behalf of each other Officer and Director Releasor understand and acknowledge that this Agreement constitutes a compromise and settlement and that no action taken by any Company and Catalyst Releasee, either previously or in connection with this Agreement, shall be deemed or construed to be an acknowledgment or admission by any Company and Catalyst Releasee (express or implied) of any wrongdoing or fault whatsoever.

(c) Company Release. Effective the Effective Date, the Company and the Current Officers and Directors on behalf of themselves and their heirs, predecessors, successors, affiliates, assigns, attorneys and agents, and each of them (individually, each a “Company Releasor” and collectively, the “Company Releasors”) hereby release, waive and forever discharge each of Catalyst and the Catalyst Nominees and each of their respective heirs, predecessors, successors, affiliates, subsidiaries, assigns, members, stockholders, officers, directors, employees, attorneys and agents (individually, each a “Catalyst Releasee” and collectively, the “Catalyst Releasees”) from all Claims against which any Catalyst Releasee a Company Releasor ever had, now has or hereafter can, shall or may have by reason of any matter, act, omission, conduct, transaction or occurrence from the beginning of the world up to and including the Effective Date for, upon, by reason of, asserted in or arising out of, or related to, any matter whatsoever, including, but not limited to:

(i) any action taken by any Catalyst Releasee in connection with the acquisition of shares of the Company, including its securities filings in connection therewith;

(ii) any other relationship of any nature whatsoever which any Company Releasor may have had with any Catalyst Releasee on or prior to the Effective Date;

(iii) any acts or omissions of any Catalyst Releasee relating to any of the foregoing.

(1) The Company Releasors may hereafter discover facts in addition to or different from those which they know now or believe to be true with respect to the released Claims, but hereby finally and forever settle and release any and all released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, exist on or prior to the Effective Date, or heretofore have existed upon any theory of law or equity, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

(2) The Company and the Current Officers and Directors on behalf of themselves and on behalf of each other Company Releasor hereby represent and warrant that each Company Releasor is (and on the Effective Date will be) the sole and lawful owner of all right, title and interest in and to every Claim which such Company Releasor hereby releases, and that such Company Releasor has not (and on or prior to the Effective Date will not have) assigned or transferred, or purported to assign or transfer to any person, any Claims released herein. The Company and the Current Officers and Directors on behalf of themselves and on behalf of each other Company Releasor shall indemnify, defend and hold harmless the Catalyst Releasees, and each of them, from and against any claims based upon or arising in connection with any such assignment or transfer. The Company and the Current Officers and Directors on behalf of themselves and on behalf of each other Company Releasor represents that each Company Releasor has not (and on the Effective Date will not have) filed any Claims in any jurisdiction against any Catalyst Releasee regarding or relating to the matters released through this Agreement.

(3) The Company and the Current Officers and Directors on behalf of themselves and on behalf of each other Company Releasor expressly covenants and agrees never to institute, or participate in, any claim, action, suit, or proceeding against any Catalyst Releasee, in any court or forum, directly or indirectly, regarding or relating to the matters released through this Agreement, and further covenants and agrees that this Agreement is a bar to any such claim, action, suit, or proceeding. In addition to any other liability that shall accrue upon the breach of this covenant, the Company and the Current Officers and Directors on behalf of themselves and on behalf of each other Company Releasor agree that he or it shall indemnify and hold harmless each Catalyst Releasee from any such claim, action, suit or proceeding, and shall be liable for all reasonable attorneys’ fees and costs incurred by each Catalyst Releasee in defense of such claim, action, suit or proceeding.

(4) The Company and the Current Officers and Directors on behalf of themselves and on behalf of each other Company Releasor understand and acknowledge that this Agreement constitutes a compromise and settlement and that no action taken by any Catalyst Releasee, either previously or in connection with this Agreement, shall be deemed or construed to be an acknowledgment or admission by any Catalyst Releasee (express or implied) of any wrongdoing or fault whatsoever.

(d) Reaffirmation of Indemnification, Etc. All parties acknowledge and agree that, notwithstanding anything to the contrary in this Agreement or otherwise, all indemnification, director and officer liability insurance, expense advancement, exculpation and similar protections in favor of all past and present officers and directors of the Company (including without limitation the Current Officers and Directors), including without limitation those identified on Exhibit 2 hereto, shall remain in full force and effect and unchanged at all times from and after the date of this Agreement. All parties acknowledge and agree that the payments set forth on Exhibit 3 are appropriate and valid and binding on the Company and all parties hereto.

5. Representations and Warranties. Each party hereto hereby severally represents to each other party hereto that this Agreement and the performance by such party of his or its obligations hereunder (i) has been duly authorized, executed and delivered by him or it, and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms, (ii) does not require the approval of any person or entity, except insofar as the same has been duly obtained, and (iii) does not and will not violate any law, any order of any court or other agency of government, or in the case of any party which is an entity, the partnership agreement, certificate of incorporation, by-laws or other governing documents of such entity, or any provision of any indenture, agreement or other instrument to which such party or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument. Except for the representations and warranties expressly set forth in this Section 5, each party hereto understands and agrees that no party nor anyone acting by or on such party’s behalf, makes any express or implied representations and warranties with respect to the subject matter of this Agreement or matters relating thereto, including without limitation any matter relating to the Company, transactions previously engaged in by the Company and/or its directors and officers or any existing or future matter pertaining thereto, and that except for the representations and warranties expressly set forth in this Section 5 no party has relied on any such purported representations, warranties or statements. The Catalyst Parties acknowledge that they have had the full opportunity to ask questions of and obtain information from the Company and the Current Officers and Directors and that all such questions have been answered to their full satisfaction.

6. General.

(a) Publicity. Promptly after each of the execution of this Agreement and the Effective Date, the Company will issue a press release, which press release will be promptly filed as an exhibit to a Current Report on Form 8-K (such press releases and Forms 8-K being in the form attached hereto as Exhibit 4). The parties agree that all relevant public disclosure and communications shall be consistent with such press releases, and, without limiting the foregoing, not to make any statement, written or oral, that is reasonably likely to be harmful to any other party or the reputation thereof or that is disparaging or defamatory about any such party.

(b) Amendment. This Agreement may be amended, terminated or waived only by a writing executed by the party to be charged.

(c) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection.

Catalyst Fund, L.P. notice address:	c/o Catalyst Financial
100 Mill Plain Road
Danbury, CT 06811

With a copy, which shall not constitute notice, to:	Kramer, Levin, Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attn: Abbe L. Dienstag
Facsimile: 212-715-8280

Steven N. Bronson notice address:	c/o Catalyst Financial
100 Mill Plain Road
Danbury, CT 06811

With a copy, which shall not constitute notice, to:	Kramer, Levin, Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attn: Abbe L. Dienstag
Facsimile: 212-715-8280

BKF Capital Group, Inc. notice address:	One Rockefeller Plaza
New York, NY 10020
Facsimile: 212-332-8459

With a copy, which shall not constitute notice, to:	Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Attn: Peter Samuels, Esq.
Facsimile: 212-969-2900

Harvey J. Bazaar notice address:	13 Skyline Drive
North Caldwell, NJ 07006

With a copy, which shall not constitute notice, to:	Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Attn: Peter Samuels, Esq.
Facsimile: 212-969-2900

Marvin L. Olshan notice address:	65 E. 55th Street
New York, NY 10022

With a copy, which shall not constitute notice, to:	Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Attn: Peter Samuels, Esq.
Facsimile: 212-969-2900

Ronald LaBow notice address:	labow@bloomberg.net

With a copy, which shall not constitute notice, to:	Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Attn: Peter Samuels, Esq.
Facsimile: 212-969-2900

J. Clarke Gray notice address:	805 Ramapo Way
Westfield, NJ 07090

With a copy, which shall not constitute notice, to:	Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Attn: Peter Samuels, Esq.
Facsimile: 212-969-2900

(d) Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflict of laws provisions thereof. The exclusive jurisdiction and venue in any action brought by any party in connection with this Agreement shall be in any federal or state court located in the City and State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for himself or itself and in respect of his or its property with respect to such action. The parties irrevocably agree that venue would be proper in such court and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

(e) Further Assurances. Each party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by any other party in order to effectuate fully the purposes, terms and conditions of this Agreement.

(f) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by it duly authorized representative as of the date first above written.

BKF CAPITAL GROUP, INC.

By:
Name:
Title:

CATALYST FUND, L.P.

By:
Name:
Title:

STEVEN N. BRONSON

HARVEY J. BAZAAR

MARVIN L. OLSHAN

RONALD LABOW

J. CLARKE GRAY

EXHIBIT 1

Continuing Claims

1.	Employee benefit plans provided by the Company in which J. Clarke Gray participates in accordance with this Agreement.
2.	See Exhibit 2.

EXHIBIT 2

Indemnification Agreements

1.	Indemnification Agreement by and between BKF Capital, Inc. and Harvey J. Bazaar, substantially in the form filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K on May 19, 2006.

2.	Indemnification Agreement by and between BKF Capital, Inc. and Marvin L. Olshan, substantially in the form filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K on May 19, 2006.

3.	Indemnification Agreement by and between BKF Capital, Inc. and Ronald LaBow, substantially in the form filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K on May 19, 2006.

4.	Indemnification Agreement by and between BKF Capital, Inc. and Kurt N. Schacht, substantially in the form filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K on May 19, 2006.

5.	Indemnification Agreement by and between BKF Capital, Inc. and J. Clarke Gray, substantially in the form filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K on May 19, 2006.

6.	Indemnification Agreement by and between BKF Capital, Inc. and Norris Nissim, substantially in the form filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K on May 19, 2006.

7.	Indemnification Agreement by and between BKF Capital, Inc. and John Siciliano, substantially in the form filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K on May 19, 2006.

8.	Indemnification Agreement by and between BKF Capital, Inc. and Warren Lichtenstein, substantially in the form filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K on May 19, 2006.

9.	Indemnification Agreement by and between BKF Capital, Inc. and Keith Meister, dated substantially in the form filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K on May 19, 2006.

10.	Indemnification Agreement by and between BKF Capital, Inc. and Donald H. Putnam, substantially in the form filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K on May 19, 2006.

11.	Management Liability and Company Reimbursement Insurance Coverage provided by XL Specialty Insurance Company, Policy Number ELU103967-08.

12.	Amended and Restated Bylaws of BKF Capital, Inc.

13.	Amended and Restated Certificate of Incorporation of BKF Capital, Inc.

EXHIBIT 3

Closing Payments

Paid To	Payment Type	Amount

Harvey J. Bazaar	Salary	$69,039.00

Marvin L. Olshan	Salary	$65,664.00

J. Clarke Gray	Salary	$18,193.00

J. Clarke Gray	Employee Benefits Premiums	$ 2,512.54

Ronald LaBow	Director Fees	$ 8,500.00

Proskauer Rose LLP	Legal Fees and Expenses	$

EXHIBIT 4

Form 8-K with Exhibit 99.1